Exhibit 5.1

May 1, 2018

Tonix Pharmaceuticals Holding Corp.

509 Madison Avenue, Suite 306
New York, New York 10022

Ladies and Gentlemen:

We have acted as local Nevada counsel to Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including (i) the base prospectus contained therein relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an initial aggregate offering price of up to $75,000,000: (A) shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (B) shares (the “Preferred Shares” and together with the Common Shares, the “Shares”) of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”) in one or more series; (C) warrants to purchase shares of Common Stock and/or shares of Preferred Stock (the “Warrants”) issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); and (D) units comprising shares of Common Stock, shares of Preferred Stock and/or Warrants (the “Units” and together with the Shares and the Warrants, the “Securities”) issued pursuant to one or more unit agreements (each, a “Unit Agreement”), and (ii) the sales agreement prospectus contained therein relating to the sale by the Company of shares of Common Stock having an aggregate offering price of up to $9,500,000 (the “ATM Shares”) under a sales agreement dated as of May 1, 2018, (the “Sales Agreement”) between the Company and Cowen and Company, LLC. This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities, as described in the Registration Statement and the Sales Agreement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the articles of incorporation and bylaws of the Company (collectively, the “Governing Documents”) and (iii) such agreements, instruments, resolutions of the board of directors of the Company and other corporate records, and such other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

100 North City Parkway, Suite 1600 Las Vegas, NV 89106-4614 main 702.382.2101

bhfs.com	Brownstein Hyatt Farber Schreck, LLP

Tonix Pharmaceuticals Holding Corp.

May 1, 2018

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification:

(A)       with respect to the opinions set forth in numbered opinion paragraphs 1 and 2 of this opinion letter, that (i) each agreement, instrument or other document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, any and all underwriting agreements, purchase agreements, subscription agreements, Warrant Agreements (including each warrant certificate contemplated thereby) and Unit Agreements (including each unit certificate contemplated thereby) (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (iv) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (v) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Shares or other securities of the Company underlying, or issued or sold pursuant to or upon conversion or exercise of, any Preferred Stock, Warrants, Units or any other agreement or arrangement), and all Securities have been or will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and any and all certificates evidencing Shares, Warrants and Units are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); (vi) after any issuance of Common Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement, Certificate of Designation (as defined below) or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; (vii) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series of Preferred Stock (including the Preferred Shares) have been or will be fixed in a certificate of designation relating to such series, prepared in the form prescribed by applicable law, duly signed by an officer of the Company and properly filed with the Nevada Secretary of State (each, a “Certificate of Designation”), and at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Company’s articles of incorporation; (viii) after any issuance of Preferred Shares, the total number of issued and outstanding shares of each series thereof, together with the total number of shares of such series then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of such series then designated under the Certificate of Designation for such series;

(B)       with respect to the opinion set forth in numbered opinion paragraph 3 of this opinion letter, that (i) the obligations of each party set forth in the Sales Agreement are its valid and binding obligations, enforceable in accordance with their terms; (ii) no ATM Shares have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; and (iii) after any issuance of the ATM Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation; and

Tonix Pharmaceuticals Holding Corp.

May 1, 2018

(C)       with respect to all opinions set forth in this opinion letter, that (i) the statements of fact and representations and warranties set forth in the documents we have reviewed, including the Sales Agreement, are, and in the Securities Documents at all relevant times will be, true and correct as to factual matters; (ii) each natural person executing a document has or will have sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (iv) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.         If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Shares, and to the extent such Shares have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents and Certificates of Designation, including payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents and Certificates of Designation, such Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.         If and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Warrants or Units, such Securities will be duly authorized.

3.         If, when and to the extent any ATM Shares are issued in accordance with the terms of, and in the manner contemplated by, the Sales Agreement, including payment in full to the Company of the consideration for such ATM Shares as required thereunder, and in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement, such ATM Shares will be validly issued, fully paid and nonassessable

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, restrictions, exceptions and assumptions set forth herein, Lowenstein Sandler LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of the Securities (other than the Shares), as filed with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP